Exhibit 21.1


                              LIST OF SUBSIDIARIES


   NAME                                       JURISDICTION
   ----                                       ------------
   Excel Pointe Anaheim, LLC                  Delaware
   Excel Telluride, LLC                       Delaware
   FAEX, LLC                                  Delaware
   Excel Legacy Corporation - ST              Delaware
   TenantFirst Real Estate Services, Inc.     California
   Excel Park Terrace, Inc.                   Delaware
   Millennia Car Wash, LLC                    Delaware
   Newport on the Levee, LLC                  Delaware
   Grand Tusayan, LLC                         Delaware
   Destination Villages, LLC                  Delaware
   Yosemite Village, LLC                      Delaware
   Campers Villages, LLC                      Hawaii
   Destination Villages Daniel's Head
     Bermuda Ltd.                             Bermuda
   Destination Villages Kauai, LLC            Hawaii
   Florida Legacy Lodges LLC                  Florida
   Desert Fashion Plaza, LLC                  Delaware
   Price Enterprises, Inc.                    Maryland
   Price Enterprises TX                       Delaware
   Price Self Storage, Inc.                   Delaware